EXHIBIT 99.1
SETTLEMENT AGREEMENT WITH
N.C. UTILITIES COMMISSION PUBLIC STAFF
On May 8, 2012, Progress Energy Carolinas and Duke Energy Carolinas (the “Companies”) entered into a supplemental settlement agreement with the N.C. Utilities Commission Public Staff (revising the original agreement dated Sept. 2, 2011).
The agreement, which is subject to N.C. Utilities Commission approval, addresses certain state regulatory issues related to the revised FERC mitigation plan and clarifies provisions of the original settlement agreement.
Key Settlement Terms Estimated Cost
Permanent
Mitigation
For five years following merger close, the Companies will not seek recovery of costs for the transmission projects; such recovery may be requested after five years
~$110 MM
Interim
Mitigation
The Companies will not seek recovery of losses and costs associated with interim mitigation power sales agreements
~$40 - $50 MM
During interim mitigation period, the Companies will reduce rates to reflect the plant capacity no longer available to retail customers
~$70 MM
Joint
Dispatch and
Fuel
The Companies will continue to guarantee $650 million in fuel and joint dispatch savings for Carolinas retail customers, but have up to 18 additional months beyond the original five-
year timeframe to achieve these savings if decreases in natural gas prices significantly reduce coal burn at certain plants
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Other
The Companies will not seek recovery of N.C. allocable portion of merger-related employee severance costs (total combined company costs estimated at $220-230 million)
N.C. allocable
portion TBD
•The Companies may request recovery of capital investments associated with achieving fuel blending savings
• The Companies may request recovery of reagent costs associated with achieving fuel blending savings